Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 14, 2024 in the Registration Statement (Form F-1) and the related Prospectus of Ascentage Pharma Group International dated December 27, 2024.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

December 27, 2024